Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Jill Sawyer	Brenda Pomar
Senior Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
jsawyer@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Reports Third Quarter 2025 Results
NORTH BETHESDA, Md. (October 31, 2025) - Federal Realty Investment Trust (NYSE:FRT) today reported its results for the third quarter ended September 30, 2025. For the three months ended September 30, 2025 and 2024, net income available for common shareholders was $0.69 per diluted share and $0.70 per diluted share, respectively. Operating income for the same periods was $110.7 million and $105.8 million, respectively.
Highlights for the third quarter and subsequent to quarter-end include:
•Generated NAREIT funds from operations available to common shareholders (FFO) per diluted share of $1.77 for the quarter, compared to $1.71 for the third quarter of 2024, an increase of 3.5%.
•Achieved an all-time record leasing volume of 727,029 square feet of comparable retail space over 123 leases with rent growth of:
◦28% on a cash basis
◦43% on a straight-line basis
•Generated comparable property operating income (POI) growth of 4.4%, excluding lease termination fees and prior period rents collected.
•Reported comparable portfolio occupancy of 94.0% and a leased rate of 95.7% at quarter end, with:
◦Occupancy up 40 basis points and leased rate up 10 basis points quarter-over-quarter
◦Occupancy up 20 basis points and leased rate down 10 basis points year-over-year
•Continued strong small shop leased rate, ending the quarter at 93.3% leased representing an increase of 20 basis points year-over-year.
•Subsequent to quarter end, announced the acquisition of Annapolis Town Center in Annapolis, Maryland totaling 479,000 square feet for a purchase price of $187 million.
•Ended the quarter with approximately $1.3 billion in total liquidity.
•Updated guidance for 2025 earnings per diluted share to $3.93 - $3.99.
•Raised guidance for 2025 FFO per diluted share to $7.05 - $7.11, which excludes $0.15 of one-time new market tax credit (“NMTC”) transaction income that occurred in the second quarter, representing 4.6% growth at the midpoint year-over-year.

“Our third quarter performance reflects the strength of our portfolio and the discipline of our strategy,” said Donald C. Wood, Chief Executive Officer of Federal Realty. “Record leasing volume and some of the strongest rent spreads in our history underscore the demand for our properties and the power of our platform. We’re driving NOI growth and maintaining sharp focus on disciplined capital allocation that drives compounding growth over time.”
Financial Results
Net Income
For the third quarter 2025, net income available for common shareholders was $59.6 million and earnings per diluted share was $0.69 versus $58.9 million and $0.70, respectively, for the third quarter 2024.
FFO
For the third quarter 2025, FFO was $153.0 million, or $1.77 per diluted share. This compares to $144.6 million, or $1.71 per diluted share for the third quarter 2024.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The following operational metrics for the commercial portfolio are as of September 30, 2025:
•The comparable portfolio occupancy was 94.0%, up 40 basis points sequentially and up 20 basis points year-over-year.
•Comparable portfolio leased rate was 95.7%, up 10 basis points sequentially and down 10 basis points year-over-year.
•Small shop leased rate was 93.3%, down 10 basis points sequentially and up 20 basis points year-over-year.
The residential leased rate was 96.0% as of September 30, 2025.
Leasing Activity
During the third quarter 2025, Federal Realty signed 132 leases totaling 774,890 square feet of retail space. On a comparable space basis, the company signed 123 leases for 727,029 square feet at an average rent of $35.71 per square foot, compared to $27.85 under prior leases, representing a 28% increase on a cash basis and 43% increase on a straight-line basis.
Transaction Activity
•October 10, 2025 – acquired Annapolis Town Center, a premier open-air retail center in Annapolis, MD totaling approximately 479,000 square feet, for $187 million.
•July 1, 2025 – acquired Town Center Crossing and Town Center Plaza, two dominant open-air retail centers in Leawood, KS totaling approximately 552,000 square feet, for $289 million.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.13 per common share, resulting in an indicated annual rate of $4.52 per common share. The regular common dividend will be payable on January 15, 2026 to common shareholders of record as of January 2, 2026.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on January 15, 2026 to shareholders of record as of January 2, 2026.
2025 Guidance
Federal Realty has tightened its 2025 earnings per diluted share guidance and raised and tightened its 2025 FFO guidance, as summarized in the table below:

Full Year 2025 Guidance	Revised Guidance	Prior Guidance
2025 Earnings per diluted share	$3.93 to $3.99	$3.91 to $4.01
2025 FFO per diluted share	$7.20 to $7.26	$7.16 to $7.26
2025 FFO per diluted share, excluding NMTC transaction income[1]	$7.05 to $7.11	$7.01 to $7.11
1.See further discussion of NMTC transaction income in Form 10-Q filed with the Securities and Exchange Commission on August 6, 2025.
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its third quarter 2025 earnings conference call, which is scheduled for Friday, October 31, 2025 at 9:00 AM ET. To participate, please call 833-821-4548 or 412-652-1258 prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through November 14, 2025 by dialing 844-512-2921 or 412-317-6671; Passcode: 10203351.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets and select underserved regions with strong economic and demographic fundamentals. Founded in 1962, Federal Realty's mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. This includes a portfolio of open-air shopping centers and mixed-use destinations—such as Santana Row, Pike & Rose and Assembly Row—which together reflect the company's ability to create distinctive, high-performing environments that serve as vibrant destinations for their communities. Federal Realty's 103 properties include approximately 3,600 tenants in 27.9 million commercial square feet, and approximately 3,000 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 58 consecutive years, the longest record in the REIT industry. The company is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2025
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$313,183	$295,119	$917,954	$866,199
Other property income	8,789	8,233	24,143	23,973
Mortgage interest income	281	281	833	836
Total revenue	322,253	303,633	942,930	891,008
EXPENSES
Rental expenses	67,481	63,898	196,894	184,448
Real estate taxes	38,178	36,053	111,426	105,402
General and administrative	11,649	10,822	34,449	34,920
Depreciation and amortization	94,277	87,028	270,464	255,481
Total operating expenses	211,585	197,801	613,233	580,251

Gain on sale of real estate	—	—	77,672	52,280
New market tax credit transaction income	—	—	14,176	—

OPERATING INCOME	110,668	105,832	421,545	363,037

OTHER INCOME/(EXPENSE)
Other interest income	845	978	2,493	3,512
Interest expense	(47,619)	(44,237)	(134,692)	(132,242)
Income from partnerships	605	888	1,687	1,825
NET INCOME	64,499	63,461	291,033	236,132
Net income attributable to noncontrolling interests	(2,850)	(2,508)	(9,700)	(6,461)
NET INCOME ATTRIBUTABLE TO THE TRUST	61,649	60,953	281,333	229,671
Dividends on preferred shares	(2,008)	(2,008)	(6,024)	(6,024)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$59,641	$58,945	$275,309	$223,647

EARNINGS PER COMMON SHARE, BASIC AND DILUTED
Net income available for common shareholders	$0.69	$0.70	$3.20	$2.68
Weighted average number of common shares	85,978	83,994	85,808	83,180

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2025
	September 30,	December 31,
	2025	2024
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,827,346 and $1,825,656 of consolidated variable interest entities, respectively)	$11,035,704	$10,363,961
Construction-in-progress (including $25,395 and $9,939 of consolidated variable interest entities, respectively)	338,990	539,752
	11,374,694	10,903,713
Less accumulated depreciation and amortization (including $456,303 and $424,044 of consolidated variable interest entities, respectively)	(3,326,160)	(3,152,799)
Net real estate	8,048,534	7,750,914
Cash and cash equivalents	111,311	123,409
Accounts and notes receivable, net	239,887	229,080
Mortgage notes receivable, net	9,105	9,144
Investment in partnerships	32,708	33,458
Operating lease right of use assets, net	83,860	85,806
Finance lease right of use assets, net	6,465	6,630
Prepaid expenses and other assets	330,355	286,316
TOTAL ASSETS	$8,862,225	$8,524,757
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $183,493 and $186,643 of consolidated variable interest entities, respectively)	$511,318	$514,378
Notes payable, net	849,558	601,414
Senior notes and debentures, net	3,362,468	3,357,840
Accounts payable and accrued expenses	224,540	183,564
Dividends payable	99,792	96,743
Security deposits payable	31,275	30,941
Operating lease liabilities	72,960	74,837
Finance lease liabilities	12,872	12,783
Other liabilities and deferred credits	231,613	227,827
Total liabilities	5,396,396	5,100,327
Commitments and contingencies
Redeemable noncontrolling interests	180,684	180,286
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 shares authorized, 86,265,563 and 85,666,220 shares issued and outstanding, respectively	869	862
Additional paid-in capital	4,306,262	4,248,824
Accumulated dividends in excess of net income	(1,254,627)	(1,242,654)
Accumulated other comprehensive income	2,232	4,740
Total shareholders’ equity of the Trust	3,214,558	3,171,594
Noncontrolling interests	70,587	72,550
Total shareholders’ equity	3,285,145	3,244,144
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,862,225	$8,524,757

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
September 30, 2025
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$64,499	$63,461	$291,033	$236,132
Net income attributable to noncontrolling interests	(2,850)	(2,508)	(9,700)	(6,461)
Gain on sale of real estate	—	—	(77,672)	(52,280)
Depreciation and amortization of real estate assets	81,155	76,581	236,251	225,676
Amortization of initial direct costs of leases	12,029	8,757	30,464	24,673
Funds from operations	154,833	146,291	470,376	427,740
Dividends on preferred shares (2)	(1,875)	(1,875)	(5,625)	(5,625)
Income attributable to downREIT operating partnership units	596	688	1,868	2,068
Income attributable to unvested shares	(509)	(506)	(1,558)	(1,524)
FFO (3)	$153,045	$144,598	$465,061	$422,659
Weighted average number of common shares, diluted (2)(4)	86,599	84,714	86,463	83,904

FFO per diluted share (3)(4)	$1.77	$1.71	$5.38	$5.04

Dividends and Payout Ratios
Regular common dividends declared	$97,474	$93,442	$287,282	$275,006

Dividend payout ratio as a percentage of FFO	64%	65%	62%	65%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$47,991	$39,563	$127,165	$108,398
Tenant improvements and incentives	15,741	16,744	58,411	64,438
Total non-maintenance capital expenditures	63,732	56,307	185,576	172,836
Maintenance capital expenditures	6,898	5,670	17,299	13,530
Total capital expenditures	$70,630	$61,977	$202,875	$186,366

Other Information
Leasing costs	$4,285	$4,150	$17,504	$17,235
Share-based compensation expense (non-cash)	$3,449	$3,514	$10,913	$11,153

Noncontrolling Interests Supplemental Information (5)
Property operating income (1)	$3,495	$3,647	$10,606	$10,024
New market tax credit transaction income	—	—	1,172	—
Depreciation and amortization	(1,089)	(1,667)	(3,479)	(5,146)
Interest expense	(152)	(161)	(467)	(485)
Net income	$2,254	$1,819	$7,832	$4,393
Notes:
(1)See Glossary of Terms.
(2)For the three and nine months ended September 30, 2025 and 2024, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)FFO available for common shareholders includes new market tax credit transaction income, net of noncontrolling interest of $13.0 million (see page # for additional information). Excluding this income, FFO for the nine months ended September 30, 2025 would have been $452.0 million, and FFO per diluted share would have been $5.23 per share.
(4)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share for all periods presented, but is anti-dilutive for the computation of diluted EPS.
(5)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
September 30, 2025

Components of Rental Income (1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)
Minimum rents (2)
Commercial	$214,568	$198,564	$626,239	$586,052
Residential	25,844	27,401	79,118	80,711
Cost reimbursements	63,447	58,193	185,984	170,399
Percentage rents	4,429	4,233	12,237	12,940
Other lease related (3)	6,209	5,197	16,986	15,923
Collectibility related impacts (4)	(1,314)	1,531	(2,610)	174
Total rental income	$313,183	$295,119	$917,954	$866,199
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in millions)

Straight-line rents	$7.7	$5.7	$21.5	$16.4
Amortization of in-place leases	$3.1	$3.4	$10.2	$10.3
(3)Includes lease termination fees of $1.9 million and $1.1 million for the three months ended September 30, 2025 and 2024, respectively, and $4.4 million and $3.1 million for the nine months ended September 30, 2025 and 2024.
(4)For the three months ended September 30, 2025 and 2024, our collectability related impacts include the collection of approximately $0.1 million and $0.8 million, respectively, and $0.2 million and $2.5 million for the nine months ended September 30, 2025 and 2024, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
September 30, 2025

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q3 include: Friendship Center, Grossmont Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q3 2024 to Q3 2025. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	September 30,
	2025	2024
	(in thousands)
Operating income	$110,668	$105,832
Add:
Depreciation and amortization	94,277	87,028
General and administrative	11,649	10,822
Property operating income (POI)	216,594	203,682
Less: Non-comparable POI - acquisitions/dispositions	(8,802)	(3,312)
Less: Non-comparable POI - redevelopment, development & other	(5,993)	(7,007)
Comparable property POI	$201,799	$193,363

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	September 30,		%
	2025	2024	Change
	(in thousands)
Minimum rents (1)	$222,312	$215,808
Cost reimbursements	57,991	54,968
Other	14,722	13,428
Collectibility related impacts	(1,039)	480
Total property revenue	293,986	284,684

Rental expenses	(57,630)	(57,267)
Real estate taxes	(34,557)	(34,054)
Total property expenses	(92,187)	(91,321)

Comparable property POI	$201,799	$193,363	4.4%
Less:
Lease termination fees	(1,735)	(1,109)
Prior period rents collected (2)	(73)	(712)
Comparable property POI excluding lease termination fees and prior period rents collected	$199,991	$191,542	4.4%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	September 30,
	2025	2024
	(in thousands)
Redevelopment and tenant improvements and incentives	$32,259	$32,889
Maintenance capital expenditures	6,771	5,518
	$39,030	$38,407

Comparable Property - Occupancy Statistics (3)
	At September 30,
	2025	2024
GLA - comparable commercial properties	25,150,000	25,210,000
Leased % - comparable commercial properties	95.7%	95.8%
Occupancy % - comparable commercial properties	94.0%	93.8%
Notes:
(1)For the three months ended September 30, 2025 and 2024, amount includes straight-line rents of $5.3 million and $3.3 million, respectively, and amortization of in-place leases of $2.3 million and $2.6 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 9 for "Summary of Capital Expenditures" and page 24 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
September 30, 2025
	September 30,
	2025	2024
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	86,792	85,575
Market price per common share	$101.31	$114.97
Common equity market capitalization including downREIT operating partnership units	$8,792,898	$9,838,558

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,952,723	$9,998,383

Total debt	$4,723,344	$4,472,617
Less: cash and cash equivalents	(111,311)	(97,023)
Total net debt (3)	$4,612,033	$4,375,594

Total market capitalization	$13,564,756	$14,373,977

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	34%	30%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.9x	3.7x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, nine months ended (4)(5)(6)	4.0x	3.6x

Senior Notes and Debentures Covenants (7)
	September 30, 2025	Debt Covenant Threshold (8)
Total Debt to Total Assets	39%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	4.0x	> 1.5x
Unencumbered Assets to Unsecured Debt	252%	> 150%

Notes:
(1)Amounts include 526,915 and 622,399 downREIT operating partnership units outstanding at September 30, 2025 and 2024, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(6)Excluding the $14.2 million of new market tax credit transaction income, the ratio of EBITDAre to combined fixed charges and preferred share dividends for the nine months ended September 30, 2025 would have been 3.9x.
(7)The reference period for calculating these covenants is the most recent twelve months ended September 30, 2025.
(8)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
September 30, 2025
	As of September 30, 2025
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025 (2)	3.73%	$40,000
Bethesda Row	12/28/2025 (3)	5.03% (4)	200,000
Bell Gardens	8/1/2026	4.06%	10,969
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (4)	50,957
Various Hoboken (13 Buildings)	Various through 2029	3.91% to 5.00%	26,927
Chelsea	1/15/2031	5.36%	3,212
Subtotal			512,165
Net unamortized debt issuance costs and discount			(847)
Total mortgages payable, net			511,318		4.50%

Notes payable
Revolving credit facility (5)(6)	4/5/2027	SOFR + 0.775%	102,400
Term loan (5)	3/20/2028	SOFR + 0.85%	750,000
Various	Various through 2059	Various	1,281
Subtotal			853,681
Net unamortized debt issuance costs			(4,123)
Total notes payable, net			849,558		4.93%	(8)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(16,732)
Total senior notes and debentures, net			3,362,468		3.77%

Total debt, net			$4,723,344

Total fixed rate debt, net			$4,173,364	88%	3.91%
Total variable rate debt, net			549,980	12%	5.17%	(8)
Total debt, net			$4,723,344	100%	4.06%	(8)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At September 30, 2025, our share of unconsolidated debt was approximately $61.5 million. At September 30, 2025, our noncontrolling interests' share of mortgages payable was $14.8 million.
(2)On October 30, 2025, we refinanced our Azalea mortgage loan with a new $55.0 million mortgage loan that bears interest at SOFR + 85 basis points, based on our credit rating, and matures on October 30, 2028, plus two one-year extensions, at our option.
(3)We have two on-year extensions, at our option to extend the maturity date to December 28, 2027.
(4)These mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(5)Our revolving credit facility SOFR loans and our term loan bear interest at Daily Simple SOFR, as defined in the respective credit agreements, plus a spread, based on our current credit rating. Our revolving credit facility also includes a 0.10% adjustment to SOFR, which was removed through an amendment to the agreement on October 30, 2025. Effective September 2, 2025, the interest rate on $300.0 million of our term loan is effectively fixed at a weighted average interest rate of 4.21% through March 1, 2028 through interest rate swap agreements.
(6)The maximum amount drawn under our $1.25 billion revolving credit facility during both the three and nine months ended September 30, 2025 was $315.3 million, and the weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for both periods was 5.2%.
(7)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.
(8)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2025
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (6)
	(in thousands)
2025	$915	$43,137	(1)	$44,052		0.9%	3.9%
2026	3,131	452,450		455,581		9.6%	2.1%
2027	2,643	890,682	(2)	893,325		18.8%	4.1%
2028	2,511	452,400	(3)	454,911		9.6%	5.5%	(7)
2029	2,329	943,105		945,434		19.9%	3.6%
2030	684	1,150,000	(4)	1,150,684		24.3%	4.5%
2031	59	—		59		—%	6.1%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
2034	—	—		—		—%	—%
Thereafter	—	801,000		801,000		16.9%	4.2%
Total	$12,272	$4,732,774		$4,745,046	(5)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)On October 1, 2025, we repaid a $3.1 million mortgage loan at our Hoboken property, at par. Additionally, on October 30, 2025, we refinanced our $40.0 million mortgage loan on Azalea. The new $55.0 million mortgage loan matures on October 30, 2028, plus two one-year extensions at our option to October 30, 2030.
(2)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(3)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of September 30, 2025, there was $102.4 million balance outstanding under this credit facility.
(4)Our $750.0 million term loan matures on March 20, 2028, plus two one-year extensions at our option to March 20, 2030.
(5)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of September 30, 2025. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 6 years.
(6)The weighted average rate reflects the weighted average interest rate, as of September 30, 2025, on debt maturing in the respective year.
(7)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
September 30, 2025

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2025 POI Delivered (2)
				(in millions)	(in millions)	(as a % of Total)
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 327,000 square feet of office space leased	5% - 6%	$325 - $335	$284	5% - 10%
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 262,000 square foot office building with 10,000 square feet of retail space. 254,000 square feet of office and 10,000 square feet of retail space leased.	6%	$180 - $190	$174	65% - 75%
Santana Row - Lot 12	San Jose, CA	Development of a new six story building with 258 residential units and associated parking	6% - 7%	$140 - $148	$19	—
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 19,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$57	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	8%	$80 - $85	$80	90% - 95%
Hoboken - 301 Washington Street	Hoboken, NJ	Development of a new 5 story, 45-unit residential building with 10,200 square feet of ground floor retail space	6% - 7%	$45 - $48	$16	—

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Andorra	Philadelphia, PA	Demolition of 31,500 square feet of anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and redevelopment of 27,000 square feet of vacant small shop space at the north end of the property to construct 10,400 square feet of small shop, and a 10,000 square foot anchor tenant	7% - 8%	$32	$15	2026
Grossmont Center	La Mesa, CA	Phase I of a multi-phase redevelopment of the property focusing on revitalizing the northern side of the property encompassing 131,000 square feet of anchor and small shop space	9% - 10%	$18	$2	2029
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$10	2025
Santana Row	San Jose, CA	Installation and implementation of paid parking system	41%	$3	$3	Stabilized
Mercer on One	Lawrenceville, NJ	Construction of a 2,225 square foot pad building with drive-thru for a restaurant tenant	8%	$3	$3	Stabilized

Active Property Improvement Projects (6)		Ongoing improvements at 8 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 16%	$50	$29
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
September 30, 2025

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Del Monte Shopping Center	Monterey, CA		✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Finley Square	Downers Grove, IL	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Governor Plaza	Glen Burnie, MD	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Northeast	Philadelphia, PA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Providence Place	Fairfax, VA	✓	✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Tower Shopping Center	Springfield, VA	✓
Troy Hills	Parsippany-Troy, NJ	✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Wynnewood	Wynnewood, PA	✓	✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 137 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Significant Transactions
September 30, 2025

Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 25, 2025	Del Monte Shopping Center	Monterey, California	675,000	$123.5	Whole Foods / Macy's / Petco / Pottery Barn / Apple
July 1, 2025	Town Center Crossing & Town Center Plaza	Leawood, Kansas	552,000	$289.0	Trader Joe’s / Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia
October 10, 2025	Annapolis Town Center	Annapolis, Maryland	479,000	$187.0	Whole Foods / Restoration Hardware / Pottery Barn / William Sonoma / Lifetime Fitness / Anthropologie
Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
January 7, 2025	White Marsh Other (portion)	Baltimore, Maryland	$3.4
May 12, 2025	Santana Row Residential (1 building)	San Jose, California	$73.9
June 23, 2025	Hollywood Boulevard	Los Angeles, California	$69.0
Financing Transactions
Issuance of Common Shares
On March 28, 2025, we settled our remaining open forward sales agreements by issuing 476,497 common shares which were sold at a weighted average gross offering price of $115.43.
Amendment and Restatement of Term Loan
On March 20, 2025, we amended and restated our $600.0 million unsecured term loan, extending the maturity date to March 20, 2028, plus two one-year extensions, at our option. We also had the right to borrow up to an additional $150.0 million in the form of an unsecured term loan, which we exercised on September 22, 2025, bringing our total amount outstanding under this agreement to $750.0 million as of September 30, 2025. Under an accordion feature, we have the right to request additional loans, subject to an aggregate maximum of $1.0 billion borrowed under the restated agreement. Additionally, on May 1, 2025, the interest rate was reduced by removing the 0.10% adjustment to SOFR
Share Repurchase Program
On April 10, 2025, we announced that our Board of Trustees had approved a new common share repurchase program, under which we may purchase up to $300.0 million of our outstanding common shares of beneficial interest, $0.01 par value per share from time to time using a variety of methods, including open market, privately negotiated transactions or otherwise. As of October 30, 2025, no common shares have been repurchased through the program.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$52,118	10	113,000	98%		46,000	Harris Teeter
Bethesda Row	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	275,052	17	532,000	99%	180	40,000	Giant Food	Apple / Anthropologie / Equinox / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,155	10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	50,993	9	89,000	87%		35,000	Safeway	Starbucks
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,273	21	309,000	79%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,639	2	33,000	81%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,829	11	124,000	98%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	75,003	18	249,000	96%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,822	1	25,000	100%				Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,707	16	204,000	98%				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,158	10	133,000	95%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	19,467	7	73,000	98%		23,000	TBA
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	212,334	45	411,000	100%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,249	26	367,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,094	36	369,000	98%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	99,360	40	565,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington / Ulta
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,075	10	90,000	100%		14,000	Trader Joe's	Walgreens / Planet Fitness
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	902,546	24	914,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	56,669	13	175,000	99%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	47,145	10	116,000	95%		18,000	Aldi	CVS / L.A. Fitness
Providence Place		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,792	25	228,000	92%		65,000	Safeway	Micro Center / CVS / Michaels
Quince Orchard	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,693	16	271,000	88%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,959	12	109,000	99%		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,803	10	101,000	91%		35,000	Safeway	Outback Steakhouse
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,812	5	48,000	96%		15,000	Trader Joe's
Village at Shirlington	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	77,257	16	277,000	89%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	209,808	110	668,000	97%		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowe's (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	120,296	14	298,000	99%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,381	12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,936,489	556	7,123,000	96%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	108,954	22	226,000	92%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	120,009	32	371,000	93%		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Colorado Blvd	(3)	Los Angeles-Long Beach-Anaheim, CA	14,075	1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	93,759	22	239,000	85%		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
Del Monte Shopping Center		Salinas, CA	129,791	46	675,000	80%		25,000	Whole Foods	Macy's / Petco / Pottery Barn / Apple
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,185	32	441,000	98%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,649	18	298,000	99%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	28,111	3	71,000	47%				CB2
Freedom Plaza	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	44,141	9	114,000	95%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	179,045	64	866,000	95%		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(3)	Los Angeles-Long Beach-Anaheim, CA	25,825	15	273,000	100%				Marshalls / HomeGoods / CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,335	8	99,000	87%				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,908	12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Pinole Vista Crossing		San Francisco-Oakland-Hayward, CA	58,509	19	216,000	100%		43,000	FoodMaxx	TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,937	4	48,000	98%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,204	50	503,000	99%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(3)(5)	San Jose-Sunnyvale-Santa Clara, CA	52,271	22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(3)	San Jose-Sunnyvale-Santa Clara, CA	1,355,022	52	1,338,000	98%	554			Crate & Barrel / Container Store / Best Buy / Sephora / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	48,888	12	148,000	95%		43,000	Food 4 Less	CVS / Ross Dress for Less
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	163,558	44	650,000	90%		215,000	Target / TBA	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,193,176	487	6,986,000	94%

NY Metro/New Jersey
Brick Plaza	(3)	New York-Newark-Jersey City, NY-NJ-PA	105,357	46	405,000	97%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	54,694	11	98,000	97%				Banana Republic / Gap / Tommy's Tavern + Tap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	154,284	9	120,000	91%	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	97,457	17	408,000	98%		43,000	Lidl / Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	87,177	9	147,000	92%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,623	13	103,000	93%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	42,597	15	134,000	94%		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	234,379	4	171,000	95%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	114,104	21	213,000	98%		43,000	Whole Foods	Petsmart / REI / Ulta / Container Store
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,890	18	244,000	92%		20,000	Aldi / Stop & Shop (S)	At Home / AMC
Melville Mall	(3)	New York-Newark-Jersey City, NY-NJ-PA	106,973	21	241,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods
Mercer on One	(3)	Trenton, NJ	126,396	50	548,000	97%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	138,315	21	192,000	99%				Bloomies / Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	37,399	19	211,000	99%		65,000	Target	Floor & Décor / Michaels
		Total NY Metro/New Jersey	1,409,393	275	3,270,000	97%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,149,786	65	1,230,000	97%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Burlington / World Market / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	32,078	15	113,000	100%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	40,994	36	233,000	99%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	53,584	20	253,000	95%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	160,085	19	223,000	99%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,840	17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,465,736	200	2,249,000	98%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	45,099	22	211,000	95%		31,000	TBA	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd on City Avenue		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	122,338	23	174,000	95%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,903	28	260,000	88%		47,000	Whole Foods	Five Below / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,862	24	158,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,573	21	226,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,248	29	357,000	100%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,913	15	209,000	96%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	54,832	13	86,000	100%		31,000	Amazon Food	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	46,516	14	239,000	97%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			455,284	189	1,920,000	96%

South Florida
CocoWalk	(7)	Miami-Fort Lauderdale-West Palm Beach, FL	206,276	3	278,000	97%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,278	17	187,000	98%		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	188,676	41	391,000	99%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,131	67	431,000	99%		12,000	Trader Joe's / Costco (S)	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	577,361	128	1,287,000	98%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	35,692	24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	42,793	29	398,000	91%		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	137,469	35	315,000	100%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,674	4	32,000	100%
White Marsh Other		Baltimore-Columbia-Towson, MD	23,821	13	43,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,177	7	80,000	98%		54,000	Giant Food
		Total Baltimore	286,626	112	1,111,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	37,976	14	168,000	97%				L.A. Fitness / Ulta / Binny's / Ferguson Home
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,936	21	258,000	93%				Marshalls / HomeGoods / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	17,240	11	141,000	100%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,950	17	211,000	96%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	220,102	63	778,000	96%

Other
Barracks Road		Charlottesville, VA	77,460	40	487,000	91%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	37,552	22	264,000	93%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	184,806	41	643,000	91%		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor / HomeGoods
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,325	20	205,000	85%		69,000	Kroger	Best Buy / Bob's Discount Furniture
Lancaster	(3)	Lancaster, PA	8,652	11	126,000	98%		75,000	Giant Food	AutoZone
The Shops at Hilton Village	(3)(4)	Phoenix-Mesa-Chandler, AZ	88,185	18	305,000	86%				CVS / Houston's
Town Center Crossing / Town Center Plaza		Leawood, KS	263,452	59	552,000	95%		12,000	Trader Joe’s	Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia / Macy's (S) / Dick's House of Sport (S)
29th Place		Charlottesville, VA	41,004	15	168,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	109,091	37	462,000	97%		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	830,527	263	3,212,000	93%

Grand Total			$11,374,694	2,273	27,936,000	95%	2,996

Notes:
(1)	Represents the GLA and percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	TBA indicates that a lease is signed.
(3)	All or a portion of this property is owned pursuant to a ground lease.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(7)	This property includes CocoWalk and four buildings in Coconut Grove.
(S)	Shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2025

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2025	123	100%	727,029	$35.71	$27.85	$5,710,439	28%	43%	8.1	$15,446,743	$21.25
2nd Quarter 2025	119	100%	643,810	$37.98	$34.39	$2,311,260	10%	21%	6.6	$13,615,629	$21.15
1st Quarter 2025	87	100%	368,759	$40.63	$38.51	$783,686	6%	17%	7.2	$7,139,430	$19.36
4th Quarter 2024	100	100%	649,372	$34.29	$31.18	$2,020,370	10%	21%	7.5	$16,035,867	$24.69
Total - 12 months	429	100%	2,388,970	$36.69	$32.16	$10,825,755	14%	26%	7.4	$52,237,669	$21.87

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2025	57	46%	234,886	$45.16	$35.52	$2,263,260	27%	43%	8.9	$12,947,803	$55.12
2nd Quarter 2025	45	38%	170,252	$39.04	$34.31	$805,428	14%	28%	9.1	$9,793,564	$57.52
1st Quarter 2025	34	39%	174,707	$34.39	$33.82	$98,831	2%	13%	8.8	$6,851,351	$39.22
4th Quarter 2024	49	49%	213,306	$39.60	$35.53	$866,876	11%	25%	9.5	$13,999,311	$65.63
Total - 12 months	185	43%	793,151	$39.98	$34.89	$4,034,395	15%	28%	9.1	$43,592,029	$54.96

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2025	66	54%	492,143	$31.20	$24.19	$3,447,179	29%	42%	7.6	$2,498,940	$5.08
2nd Quarter 2025	74	62%	473,558	$37.59	$34.41	$1,505,832	9%	19%	5.7	$3,822,065	$8.07
1st Quarter 2025	53	61%	194,052	$46.25	$42.72	$684,855	8%	19%	6.2	$288,079	$1.48
4th Quarter 2024	51	51%	436,066	$31.69	$29.05	$1,153,494	9%	18%	6.2	$2,036,556	$4.67
Total - 12 months	244	57%	1,595,819	$35.06	$30.81	$6,791,360	14%	24%	6.4	$8,645,640	$5.42

Total Lease Summary - Comparable and Non-comparable (2)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2025				132	93%	774,890		$36.97	8.3	$20,185,470	$26.05
2nd Quarter 2025				122	98%	653,366		$38.87	6.7	$14,435,475	$22.09
1st Quarter 2025				91	96%	429,865		$39.69	8.0	$12,616,558	$29.35
4th Quarter 2024				103	97%	653,869		$34.53	7.5	$16,702,801	$25.54
Total - 12 months				448	96%	2,511,990		$37.29	7.6	$63,940,304	$25.45

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2025				151		1,013,278		$34.24	7.7	$20,185,470	$19.92
2nd Quarter 2025				141		918,000		$34.07	6.4	$14,435,475	$15.72
1st Quarter 2025				118		827,104		$33.23	7.0	$12,616,558	$15.25
4th Quarter 2024				124		883,840		$31.94	7.0	$16,702,801	$18.90
Total - 12 months				534		3,642,222		$33.41	7.1	$63,940,304	$17.56

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent considered part of base rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
September 30, 2025

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	149,000	1%	$25.06	272,000	3%	$28.88	421,000	2%	$27.53
2026	1,076,000	6%	$17.26	859,000	10%	$42.02	1,935,000	7%	$28.25
2027	1,878,000	11%	$23.45	1,148,000	13%	$52.30	3,026,000	12%	$34.40
2028	2,012,000	12%	$18.85	1,179,000	13%	$50.11	3,191,000	12%	$30.40
2029	2,311,000	13%	$25.47	1,277,000	14%	$49.62	3,588,000	14%	$34.06
2030	1,754,000	10%	$21.22	991,000	11%	$50.61	2,745,000	10%	$31.84
2031	1,110,000	6%	$23.62	826,000	9%	$48.76	1,936,000	7%	$34.35
2032	1,821,000	11%	$28.99	688,000	8%	$47.65	2,509,000	10%	$34.10
2033	986,000	6%	$25.30	545,000	6%	$48.41	1,531,000	6%	$33.53
2034	846,000	5%	$22.07	484,000	5%	$48.90	1,330,000	5%	$31.83
Thereafter	3,278,000	19%	$27.75	709,000	8%	$52.20	3,987,000	15%	$32.10
Total (3)(4)	17,221,000	100%	$24.04	8,978,000	100%	$48.64	26,199,000	100%	$32.47

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	106,000	1%	$26.15	270,000	3%	$29.01	376,000	1%	$28.21
2026	599,000	3%	$13.94	699,000	8%	$40.92	1,298,000	5%	$28.47
2027	527,000	3%	$25.36	660,000	7%	$51.89	1,187,000	5%	$40.10
2028	454,000	3%	$20.85	660,000	7%	$47.18	1,114,000	4%	$36.45
2029	615,000	4%	$29.89	705,000	8%	$49.90	1,320,000	5%	$40.58
2030	289,000	2%	$22.19	611,000	7%	$50.19	900,000	3%	$41.18
2031	488,000	3%	$22.50	482,000	5%	$48.86	970,000	4%	$35.61
2032	362,000	2%	$32.26	507,000	6%	$52.70	869,000	3%	$44.19
2033	360,000	2%	$23.45	497,000	6%	$54.38	857,000	3%	$41.37
2034	632,000	4%	$27.45	510,000	6%	$48.25	1,142,000	4%	$36.74
Thereafter	12,789,000	74%	$23.99	3,377,000	38%	$49.50	16,166,000	62%	$29.32
Total (3)(4)	17,221,000	100%	$24.04	8,978,000	100%	$48.64	26,199,000	100%	$32.47

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of September 30, 2025.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of September 30, 2025.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2025

	As of:
	September 30, 2025	June 30, 2025	September 30, 2024

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	27,936,000	27,397,000	26,826,000
Leased %	95.4%	95.4%	95.9%
Occupied %	93.8%	93.6%	94.0%
Leased % - anchor tenants	96.5%	96.4%	97.3%
Leased % - small shop tenants	93.3%	93.4%	93.1%
Active commercial tenant leases	3,629	3,547	3,456

Comparable Properties (1)(3)
GLA	25,150,000	25,183,000	25,210,000
Leased %	95.7%	95.6%	95.8%
Occupied %	94.0%	93.6%	93.8%

Residential Properties

Overall Portfolio (1)(2)
Residential units	2,996	2,996	3,104
Leased %	96.0%	96.9%	97.5%

Comparable Properties (1)(3)
Residential units	2,996	2,996	2,996
Leased %	96.0%	96.9%	97.5%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	Prior periods are adjusted for the current comparable property pool.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2025

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$24,008,000	2.51%	1,221,000	3.98%	41
2	Ahold Delhaize	BBB+ / Baa1	$17,353,000	1.81%	903,000	2.94%	14
3	NetApp, Inc.	BBB+ / Baa2	$15,668,000	1.64%	304,000	0.99%	1
4	Cisco Systems, Inc.	AA- / A1	$14,146,000	1.48%	267,000	0.87%	2
5	Gap, Inc., The	BB / Ba2	$12,509,000	1.31%	359,000	1.17%	35
6	CVS Corporation	BBB / Baa3	$10,879,000	1.14%	261,000	0.85%	19
7	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma, Lane Bryant)	NR / NR	$9,245,000	0.97%	213,000	0.69%	42
8	Fitness International LLC	B / B2	$9,193,000	0.96%	347,000	1.13%	9
9	Ross Stores, Inc.	BBB+ / A2	$8,638,000	0.90%	389,000	1.27%	14
10	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba1	$8,610,000	0.90%	544,000	1.77%	10
11	Home Depot, Inc.	A / A2	$7,801,000	0.82%	478,000	1.56%	6
12	Dick's Sporting Goods, Inc.	BBB / Baa2	$7,507,000	0.78%	401,000	1.31%	9
13	Kroger Co., The	BBB / Baa1	$7,430,000	0.78%	611,000	1.99%	12
14	AMC Entertainment Inc.	CCC+ / Caa2	$7,399,000	0.77%	283,000	0.92%	6
15	PUMA North America, Inc.	NR / NR	$7,292,000	0.76%	155,000	0.50%	2
16	Ulta Beauty, Inc.	NR / NR	$7,079,000	0.74%	204,000	0.66%	19
17	Bob's Discount Furniture, LLC	NR / NR	$6,360,000	0.66%	235,000	0.77%	6
18	Bank of America, N.A.	A- / A1	$6,340,000	0.66%	113,000	0.37%	20
19	Amazon/Whole Foods	AA / A1	$6,206,000	0.65%	213,000	0.69%	5
20	Michaels Stores, Inc.	B- / B3	$6,116,000	0.64%	316,000	1.03%	14
21	J.Crew Group, LLC	B- / B3	$5,830,000	0.61%	110,000	0.36%	21
22	Starbucks Corporation	BBB+ / Baa1	$5,801,000	0.61%	80,000	0.26%	44
23	Choice Hotels International, Inc.	BBB- / Baa3	$5,728,000	0.60%	109,000	0.36%	1
24	JPMorgan Chase Bank	A / A1	$5,613,000	0.59%	86,000	0.28%	20
25	Target Corporation	A / A2	$5,452,000	0.57%	588,000	1.92%	6
	Totals - Top 25 Tenants		$228,203,000	23.85%	8,790,000	28.63%	378

	Total (5):		$956,935,000	(2)	30,701,000	(4)

Notes:
(1)	Credit Ratings are as of September 30, 2025. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2025

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2025.

	Full Year 2025 Guidance Range (1)

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.93	$3.99
Adjustments:
Estimated gain on sale of real estate, net	(0.90)	(0.90)
Estimated depreciation and amortization	4.17	4.17
Estimated FFO per diluted share	$7.20	$7.26

Estimated FFO per diluted share, excluding NMTC transaction income (4)	$7.05	$7.11
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth (2)	3.5% - 4%
Lease termination fees	$5 - $6 million
Incremental redevelopment/expansion POI (3)	$3 - $5 million
General and administrative expenses	$45 - $47 million
Development/redevelopment capital	$170 - $190 million
Capitalized interest	$13 - $14 million
NMTC transaction income, net (4)	$13.0 million
Notes:
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of October 31, 2025.
(2)Includes a 0.4% negative impact from lower collection of prior period rents which were contractually deferred, specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2025 compared to the amount recognized in 2024 from our larger redevelopments listed on page 15 (Santana West, Pike & Rose - 915 Meeting St, Huntington).
(4)In June 2018, we formed a joint venture to develop Freedom Plaza (formerly Jordan Downs Plaza), for which we own 92%. The investment in this development qualified for tax credits under the NMTC Program, established by the Community Renewal Tax Relief Act of 2000. In 2018, we transferred the earned tax credits to a third-party bank in exchange for cash proceeds. The proceeds received and related transaction costs were deferred until the end of the seven-year NMTC compliance period, which concluded in June 2025. As a result, in 2Q2025, we recognized $14.2 million ($13.0 million, net of income attributable to noncontrolling interest) in income related to the sale of the new market tax credits.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2025 and 2024 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)
Net income	$64,499	$63,461	$291,033	$236,132
Interest expense	47,619	44,237	134,692	132,242
Other interest income	(845)	(978)	(2,493)	(3,512)
Income tax provision (benefit)	181	(13)	218	210
Depreciation and amortization	94,277	87,028	270,464	255,481
Gain on sale of real estate	—	—	(77,672)	(52,280)
Adjustments of EBITDAre of unconsolidated affiliates	1,838	1,899	5,488	5,841
EBITDAre	$207,569	$195,634	$621,730	$574,114

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Total revenue less rental expenses and real estate taxes.
Overall Portfolio: Includes all consolidated operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent considered to be part of base rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.